                                   EXHIBIT 11

                                                AGEMARK CORPORATION


                                                              Three Months Ended       Nine Months Ended
                                                                   June 30,                 June 30,
                                                          --------------------------------------------------
                                                              1999         1998         1999         1998
                                                          -------------  ---------   ------------  ---------

Weighted average common shares actually outstanding
                                                             1,000,000        200      1,000,000        200
                                                          -------------  ---------   ------------  ---------

Stock options issued January1,1999
At $1.10 per share
                                                               166,666          -        166,666
At $1.00 per share
                                                                21,000          -         21,000
                                                          -------------  ---------   ------------  ---------
Total shares subject to options
                                                               187,666          -        187,666          -

Total assumed proceeds of exercise                      $      204,333          -  $     204,333          -

Number of shares assumed purchased at $5.97 / share (1)
                                                                34,227          -         34,227          -
                                                          -------------              ------------

Net shares assumed issued at January 1, 1999                   153,439          -        153,439          -
                                                          -------------              ------------

Stock options issued April 1, 1999
At $1.00 per share                                              42,750                    42,750
                                                          -------------              ------------
Total shares subject to options
                                                                42,750                    42,750

Total assumed proceeds of exercise                      $    42,750                $      42,750

Number of shares assumed purchased at $5.97 / share (1)
                                                                 7,161                     7,161
                                                          -------------  ---------   ------------  ---------

Net shares assumed issued at April 1, 1999
                                                                35,589                    35,589
                                                          -------------  ---------   ------------  ---------

Weighted average common shares assumed outstanding for
period                                                       1,189,029        200      1,114,156        200
                                                          =============  =========   ============  =========

(1)  There is no market for the Company's shares.  For computational purposes the value assumed is the September 30,
1998 book value per share.